Exhibit 10.29

EWT HOLDINGS I CORP.

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”), effective as of the date of grant set forth on the signature page hereto (the “Date of Grant”), is between EWT Holdings I Corp., a Delaware corporation (together with its successors, the “Company”), and the individual whose name is set forth on the signature page hereto (the “Optionee”).

Section 1.                                           Grant of Option.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of such number of Shares (“Option Shares”) as is set forth on the signature page hereto (subject to adjustment as provided in Section 7 of the EWT Holdings I Corp. Stock Option Plan (the “Plan”)) on the terms and conditions set forth in this Agreement and in the Plan, a copy of which is being delivered to the Optionee concurrently herewith and is made a part hereof as if fully set forth herein.  The grant shall be effective upon the execution of this Agreement by both parties hereto which, for the avoidance of doubt, includes the provisions applicable to Option Shares set forth in Annex A of the Plan.  Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.  The Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

Section 2.                                           Purchase Price.  The price (the “Option Price”) at which the Optionee shall be entitled to purchase Option Shares upon the exercise of the Option shall be the price per Share set forth on the signature page hereto (subject to adjustment as provided in Section 7 of the Plan).

Section 3.                                           Term of Option.  The Option shall be exercisable to the extent and in the manner provided herein until the close of business on the day preceding the tenth (10th) anniversary of the Date of Grant (the “Term”); provided, however, that the Option may be earlier terminated as provided in Section 6, 7 or 8 hereof.

Section 4.                                           Exercisability of Option.

4.1.                            Vesting.  For the purposes of this Section 4, the “Vesting Commencement Date” shall be [       ].  Subject to the provisions of this Agreement and the Plan, the Option shall vest and become exercisable in accordance with the following schedule:

(a)                                 Prior to the first anniversary of the Vesting Commencement Date, the Option may not be exercised;

(b)                                 On or after the first anniversary of the Vesting Commencement Date but before the second anniversary of the Vesting Commencement Date, the Option may be exercised to acquire up to twenty-five percent (25%) of the aggregate number of Option Shares;

(c)                                  On or after the second anniversary of the Vesting Commencement Date but before the third anniversary of the Vesting Commencement Date, the Option may be exercised to acquire up to fifty percent (50%) of the aggregate number of Option Shares, less any Option Shares previously acquired pursuant to the Option;

(d)                                 On or after the third anniversary of the Vesting Commencement Date but before the fourth anniversary of the Vesting Commencement Date, the Option may be exercised to acquire up to seventy-five percent (75%) of the aggregate number of Option Shares, less any Option Shares previously acquired pursuant to the Option; and

(e)                                  On or after the fourth anniversary of the Vesting Commencement Date, the Option may be exercised to acquire up to one hundred percent (100%) of the aggregate number of Option Shares, less any Option Shares previously acquired pursuant to the Option.

(f)                                   Notwithstanding the foregoing, if a Change in Control occurs, the Option shall become fully (100%) vested and exercisable.

The portion of the Option which has become vested and exercisable as described in this Section 4.1 is hereinafter referred to as the “Vested Portion.”

Section 5.                                           Manner of Exercise and Payment.

5.1.                            Notice of Exercise.  Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice in such form as the Committee may require from time to time (the “Exercise Notice”), from the Optionee to the Company.  The Exercise Notice shall state that the Optionee is electing to exercise the Option, shall set forth the number of Option Shares in respect of which the Option is being exercised and shall be signed by the Optionee or, where applicable, by the Optionee’s legal representative.

5.2.                            Deliveries.  The Exercise Notice described in Section 5.1 shall be accompanied by payment of the full Option Price for the Option Shares in respect of which the Option is being exercised, together with any withholding taxes that may be due as a result of the exercise of the Option, such payment to be made by delivery to the Company of (a) a certified or bank check payable to the order of the Company or (b) cash by wire transfer or other immediately available funds to an account designated by the Company.

5.3.                            Issuance of Shares.  Subject to Section 13.2 of the Plan, upon receipt of the Exercise Notice and full payment for the Option Shares in respect of which the Option is being exercised, the Company shall take such action as may be necessary under applicable law to cause the issuance to the Optionee of the number of Option Shares as to which the Option was exercised and the Optionee shall cooperate to the fullest extent requested by the Company (including by executing such documents and providing such information) as may be necessary to effect the issuance of such Option Shares in compliance with all applicable law.  If the Optionee fails to make any of the deliveries required by Section 5.2 of this Agreement, the Optionee’s exercise shall not be given effect and the Shares shall not be issued to the Optionee.

5.4.                            Shareholder Rights.  The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares until:  (a) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full Option Price for the number of Option Shares in respect of which the Option was exercised and any withholding taxes due, (b) the Company shall have issued the Option

Shares to the Optionee, (c) the Optionee’s name shall have been entered as a holder of record on the books of the Company and (d) the Optionee shall have entered into the Stockholders’ Agreement.  Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such Option Shares.

Section 6.                                           Termination.

6.1.                            Termination.  If the Optionee Terminates, (a) the Option, other than the Vested Portion of the Option, shall terminate and be of no further force and effect as of and following the close of business on the date of such Termination, and (b) the Vested Portion of the Option shall be exercisable by the Optionee during the Post-Termination Exercise Period (as defined below), but in no event after the expiration of the Term.  Any portion of the Vested Portion of the Option that, following the Optionee’s Termination, is not exercised prior to the expiration of the Post-Termination Exercise Period shall terminate at the end of the Post-Termination Exercise Period.  Notwithstanding anything in this Agreement or the Plan to the contrary, the Option, whether or not exercisable, shall immediately terminate upon a Termination of the Optionee by the Company or a Subsidiary of the Company for Cause.

6.2.                            “Post-Termination Exercise Period” shall mean the period commencing on the Optionee’s Termination and ending at the close of business on the forty-fifth (45th) day after the date of the Optionee’s Termination.  Notwithstanding anything to the contrary herein, in the event of the Optionee’s death or Disability, the Post-Termination Exercise Period shall mean the period commencing on the Optionee’s death or Disability and ending at the close of business on the one-hundred and eightieth (180th) day after the date of the Optionee’s death or Disability.

Section 7.                                           Prohibited Activities.  In consideration of and as a condition to the grant of the Option, the Optionee agrees to the following covenants:

7.1.                            No Sale or Transfer.  The Optionee shall not sell, transfer, assign, grant a participation in, gift, hypothecate, encumber, mortgage, create any lien, pledge, exchange or otherwise dispose of the Option or any portion thereof other than to the extent permitted by Section 6.2(c) of the Plan.

7.2.                            Right to Terminate Option.  The Optionee understands and agrees that the Company has granted this Option to the Optionee to reward the Optionee for the Optionee’s future efforts and loyalty to the Company and its Affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Company.  Accordingly, if (a) the Optionee breaches or violates the Optionee’s obligations relating to the non-disclosure or non-use of confidential or proprietary information under any Restrictive Agreement to which the Optionee is a party, including Exhibit A hereto, or (b) the Optionee breaches or violates the Optionee’s obligations relating to non-disparagement under any Restrictive Agreement to which the Optionee is a party, including Exhibit A hereto, or (c) the Optionee engages in any activity prohibited by Section 7.1 of this Agreement, or (d) the Optionee breaches or violates any non-solicitation obligations under any Restrictive Agreement to which the Optionee is a party, including Exhibit A hereto, or (e) the Optionee breaches or violates any non-competition obligations under any Restrictive Agreement to which the Optionee is a party, including Exhibit

A hereto, or (f) the Optionee is convicted of a felony against the Company or any of its Affiliates, then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, exercisable by written notice, to terminate the Option (including the Vested Portion of the Option), or any unexercised portion thereof, which shall be of no further force and effect.

7.3.    “Restrictive Agreement” shall mean any (i) agreement between the Company or any Subsidiary and the Optionee that contains non-competition, non-solicitation, non-hire, non-disparagement, or confidentiality restrictions applicable to the Optionee or, (ii) if there is no such agreement with the Optionee, the terms of the restrictive covenants set forth on Exhibit A hereto, which the Optionee acknowledges and agrees to by executing this Agreement.  For the avoidance of doubt, the terms of any individual agreement with an Optionee as referenced in clause (i) above that are more restrictive than those set forth on Exhibit A shall supersede the terms set forth on Exhibit A.

7.4.                            Remedies.  The Optionee specifically acknowledges and agrees that its remedies under this Section 7 shall not prevent the Company or any Subsidiary from seeking injunctive or equitable relief in connection with the Optionee’s breach of any Restrictive Agreement, including the covenants set forth on Exhibit A.  In the event that the provisions of this Section 7 should ever be deemed to exceed the limitation provided by applicable law, then the Optionee and the Company agree that such provisions shall be reformed to set forth the maximum limitations permitted.

Section 8.                                           Corporate Transaction.  The provisions of Section 8 of the Plan shall apply to this Option in the event of a Corporate Transaction.

Section 9.                                           Miscellaneous.

9.1.                            Acknowledgment.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as the same may be amended from time to time.  The Optionee hereby acknowledges that the Optionee has reviewed the Plan and this Agreement and understands the Optionee’s rights and obligations thereunder and hereunder.  The Optionee also acknowledges that the Optionee has been provided with such information concerning the Company, the Plan and this Agreement as the Optionee and the Optionee’s advisors have requested. The Optionee has filled out the Accredited Investor Questionnaire attached as Exhibit B stating whether the Optionee is an accredited investor.

9.2.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)         Governing Law.  This Agreement shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws rules and principles) of the State of New York applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

(b)         Submission to Jurisdiction; Waiver of Jury Trial.  Any litigation against any party to this Agreement arising out of or in any way relating to this Agreement shall be brought in any federal or state court located in the State of New York and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation; provided, that a final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue of any such litigation in any federal or state court located in the State of New York, (b) any claim that any such litigation brought in any such court has been brought in an inconvenient forum and (c) any claim that such court does not have jurisdiction with respect to such litigation.  To the extent that service of process by mail is permitted by applicable law, each party irrevocably consents to the service of process in any such litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein.  Each party hereto irrevocably and unconditionally waives any right to a trial by jury and agrees that either of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any litigation.

9.3.                            Specific Performance.  Each of the parties agrees that any breach of the terms of this Agreement will result in irreparable injury and damage to the other parties, for which there is no adequate remedy at law.  Each of the parties therefore agrees that in the event of a breach or any threat of breach, the other parties shall be entitled to an immediate injunction and restraining order to prevent such breach, threatened breach or continued breach, and/or compelling specific performance of the Agreement, without having to prove the inadequacy of money damages as a remedy or balancing the equities between the parties.  Such remedies shall be in addition to any other remedies (including monetary damages) to which the other parties may be entitled at law or in equity.  Each party hereby waives any requirement for the securing or posting of any bond in connection with any such equitable remedy.

9.4.                            Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

9.5.                            Notice.  Unless otherwise provided herein, all notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered, if delivered personally or by email, (b) on the date the delivering party receives confirmation, if delivered by facsimile, (c) three (3) business days after being mailed by registered or certified mail (postage prepaid, return receipt requested) or (d) one (1) business day after being sent by overnight courier (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section:

(a)                                 If to the Company:

EWT Holdings I Corp.

c/o AEA Investors LP

666 Fifth Avenue, 36th Floor

New York, NY  10103

Facsimile:  (212) 888-1459

Attention:  General Counsel

With a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Facsimile: (212) 859-4000
Attention:  Jeffrey Ross, Esq.

(b)                                 If to the Optionee, at the most recent address and facsimile number contained in the Company’s records, and if to the Optionee’s legal representative, to such Person at the address of which the Company is notified in accordance with this Section 9.5.

9.6.                            Binding Effect; Assignment; Third-Party Beneficiaries.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any of their respective successors, personal representatives and permitted assigns who agree in writing to be bound by the terms hereof.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Optionee without the prior written consent of the Company.  In addition, the Investor Group shall be a third party beneficiary of this Agreement and shall be entitled to enforce this Agreement.  In connection with the transfer of any securities of the Company held by the Investor Group, the Investor Group shall be entitled to assign its rights and obligations hereunder to an Affiliate of any of the Investor Group and, to the extent permitted by the Plan, to a third party.

9.7.                            Amendments and Waivers. Subject to applicable law, this Agreement and any of the provisions hereof may be amended, modified, or supplemented, in whole or in part, only in a writing signed by all parties hereto.  The waiver by a party hereto of a breach by another party hereto of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach by such other party or as a waiver of any other or subsequent breach by such other party, except as otherwise explicitly provided for in the writing evidencing such waiver. The waiver by a party hereto of a breach by any party hereto of any provision of this Agreement shall not operate or be construed as a waiver of such breach by any other party hereto except as otherwise explicitly provided for in the writing evidencing such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

9.8.                            Counterparts.  This Agreement may be executed by .pdf or facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

9.9.                            Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

9.10.                     Withholding.  Whenever Option Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Optionee to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares.  The Optionee agrees to indemnify the Company against any national, federal, state and local withholding taxes for which the Company may be liable in connection with the Optionee’s acquisition, ownership or disposition of any Option Shares.

9.11.                     No Right to Continued Employment or Business Relationship.  This Agreement shall not confer upon the Optionee any right with respect to continued employment or a continued business relationship with the Company or any Affiliate thereof, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to Terminate such Optionee at any time.

9.12.                     General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.  Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

EWT HOLDINGS I CORP.

By:
Name:
Title:

Agreed and acknowledged as
of the Date of Grant:

Name:

Optionee’s Name:

Date of Grant:

Shares Subject to the Option:

Option Price:

EXHIBIT A

Restrictive Covenants

In consideration of and as a condition to the grant of the Option, the Optionee agrees to the following covenants:

a)             Proprietary Information.  The Optionee agrees that the Optionee will not at any time (i) disclose, directly or indirectly, any Proprietary Information to any person other than the Company or executives thereof at the time of such disclosure who, in the reasonable judgment of the Optionee, need to know such Proprietary Information or such other persons to whom the Optionee has been specifically instructed to make disclosure by the Board and in all such cases only to the extent required in the course of the Optionee’s service to the Company or (ii) use any Proprietary Information, directly or indirectly, for his own benefit or for the benefit of any other person or entity. At the Termination of his employment, the Optionee will immediately deliver to the Company all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and will not retain any copies and summaries thereof.  All notes, letters, documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (collectively, the “Documents”), whether or not prepared by the Optionee, shall be the sole and exclusive property of the Company. The Optionee will safeguard all Documents and will surrender to the Company at the time his employment Terminates, or at such earlier time or times as the Board may specify, all Documents then in the Optionee’s possession or control.

b)             Non-Competition and Non-Solicitation.  The Optionee agrees that during employment and for the Restricted Period (as defined below), the Optionee shall not:

(i)             whether for compensation or without compensation, directly or indirectly, as an owner, principal, partner, member, shareholder, independent contractor, consultant, joint venture, investor, licensor, lender, employee or in any other capacity whatsoever, alone or in association with any other person or entity, carry on, be engaged or take part in, or render services or advice to, own, share in the earnings of, invest in the stocks, bonds or other securities of, or otherwise become financially interested in, any business, enterprise or other entity engaged directly or indirectly within the Territory (as defined below) in any Competitive Business (as defined below) activity; provided, however, that the Optionee shall be permitted to acquire a passive stock or equity interest in such a Competitive Business provided the stock or other equity interest acquired is not more than one percent (1%) of the outstanding interest in such business. Nothing herein shall prevent the Optionee from engaging in any activity with, or holding a financial interest in, a non-competitive division, subsidiary or affiliate of a Competitive Business; and

(ii)          directly or indirectly through any officer, director, employee, representative or other agent or otherwise, (A) solicit or do business with any customer or supplier of the Company of whose names he was aware during his employment term (x) in any manner that interferes with such person’s financial relationship with the Company, or (y) in an effort to obtain such person as a customer, supplier, consultant, salesman, agent or representative to any other business; or (B) solicit or interfere with or endeavor to entice away any employee, consultant, officer, director or executive of the Company who was engaged in such relationship with the Company at any time during his employment term, (x) in any manner that interferes with such person’s employment or consulting relationship with the Company or (y) in an effort to obtain such person as a customer, supplier, consultant, salesman, agent or representative to any Competitive Business.

c)              Non-Disparagement.  The Optionee shall not at any time make (or cause to be made) to any person any knowingly disparaging, derogatory or other negative statement about the Company.  The foregoing shall not be violated by (i) truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), or (ii) statements that the Optionee in good faith believes are necessary or appropriate to make in connection with his or her good faith performance of their duties to the Company.

For purposes of this Exhibit A:

“Competitive Business” shall mean any business that is in competition with (a) the present products marketed or sold by the Company to its customers and as such products may be improved and/or modified, (b) the present services marketed, sold or provided by the Company to its customers and as such services may be improved and/or modified or (c) the products and/or services the Company develops, designs, manufactures, markets, produces or supplies in the future to its customers.  In the case of each of (a), (b) and (c) above, such businesses will include, but not be limited to, businesses that are associated with the treatment of intake water, process water or waste-water in industrial and municipal end markets through the provision of services and/or products.  For the avoidance of doubt, Competitive Business shall include, but not be limited to:  XXXXXX.

“Proprietary Information” shall mean confidential specifications, know-how, strategic or technical data, marketing research data, product research and development data, manufacturing techniques, confidential customer lists, sources of supply and trade secrets, all of which are confidential and may be proprietary and are owned or used by the Company, or any of its Subsidiaries or Affiliates, and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Company or any of its Subsidiaries or Affiliates as to which the Optionee may have access, whether conceived or developed by others or by the Optionee alone or with others during the period of service to the Company, whether or not conceived or developed during regular working hours. Proprietary Information shall not include any records, data or information which (a) are in the public domain during or after the period of service by the Optionee provided the same are not in the public domain as a consequence of disclosure directly or indirectly by the Optionee in violation of this Agreement or (b) were known to the Optionee prior to commencing employment with the Company.

“Restricted Period” shall mean the twelve (12) month period after the Optionee’s Termination from the Company or a Subsidiary for any reason.

“Territory” shall mean the United States of America, Australia, Germany, Italy, Singapore, the United Kingdom and every other territory or country where the Company maintains employees, owns property or otherwise conducts business during any time that the Optionee is employed by the Company or owns any Equity Securities (or rights to acquire Equity Securities).

EXHIBIT B

ACCREDITED INVESTOR QUESTIONNAIRE

Please check any and all boxes that apply.  You must check at least one box:

☐            (i) Your individual net worth, or joint net worth with your spouse, as of the date indicated below, exceeds $1,000,000;

For purposes of this paragraph (i), “net worth” means your assets (excluding the value of your primary residence) minus your liabilities (excluding any debt secured by your primary residence), provided that:

1)             if the amount of the debt secured by your primary residence is greater than the estimated fair market value of your primary residence, you must include such excess amount as a liability;

2)             if you borrowed any amount secured by your primary residence within the 60 day period prior to the date indicated below, you must include such amount as a liability, unless such borrowing results from the acquisition of your primary residence.  If you cease to have at least $1,000,000 in net worth for any reason between the date indicated below and the date of your equity purchase or the date your equity award is made, as applicable, including by reason of borrowing additional amounts secured by your primary residence, you must notify the company of your change in status.

☐            (ii) You had individual income(1) in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of those years, and you have a reasonable expectation of reaching the same income level in the current year; or

☐            (iii) None of the statements above apply.

Name (printed):

Name (signed):

State/Country of Residence:
Date:

(1) The term “individual income” means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse), and the term “joint income” means adjusted gross income as reported for federal income tax purposes, including any income attributable to a spouse or to a property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse):  (i) the amount of any interest income received which is tax exempt under section 103 of the Internal Revenue Code; (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); and (iii) any deduction claimed for depletion under section 611 et seq. of the Internal Revenue Code.